Cheshire Trafford U.K. Limited

Financial Statements

June 30, 2018

(Unaudited)

Cheshire Trafford U.K. Limited

Balance Sheets

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets
Cash	$3,847	$1,404
Accounts receivable - net	13,368	47,920
Total current assets	17,215	49,324

Non-Current Assets
Property and equipment, net	631	735
Total non-current assets	631	735

Total assets	$17,846	$50,059

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued liabilities	$4,039	$5,176
Due to related parties - affiliate	-	25,656
Due to related parties - director’s loan	66,456	33,757
Total current liabilities	70,495	64,589

Total liabilities	$70,495	$64,589

Commitments and contingencies (Note 14)

Stockholders’ Deficit
Ordinary shares: 17,561 shares authorized; £1 or $1.6259 par value: 17,561 and 17,561 shares issued and outstanding, respectively.	$28,553	$28,553
Additional paid in capital	52,743	52,743
Accumulated deficit	(126,525)	(86,468)
Accumulated other comprehensive loss	(7,420)	(9,358)
Total stockholders’ deficit	(52,649)	(14,530)

Total liabilities & stockholders’ deficit	$17,846	$50,059

The accompanying notes are an integral part of these financial statements.

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Cheshire Trafford U.K. Limited

Statements of Operations and Comprehensive Income (Loss)

For the three and six months ended June 30, 2018 and June 30, 2017 (Unaudited)

	For the three months ended,		For the six months ended,
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	$	$	$	$

Commissions income	$64,112	$48,773	$88,522	$108,356
Cost of revenue	(4,893)	(18,250)	(9,075)	(37,040)
Gross income	$59,220	$30,523	$79,447	$71,316

General and administrative expenses	22,873	22,714	44,044	41,361
Salaries and benefits	33,458	20,374	67,689	36,582
Professional services	7,314	3,598	7,681	3,769
Depreciation	45	90	90	241
Total operating expenses	63,690	46,776	119,504	81,953

Loss from operations	$(4,470)	$(16,253)	$(40,057)	$(10,637)

Total other income (expenses)	-	-	-	-

Net loss	$(4,470)	$(16,253)	$(40,057)	$(10,637)

Weighted average number of ordinary shares outstanding	17,561	17,561	17,561	17,561

Net loss per ordinary share	$(0.25)	$(0.93)	$(2.28)	$(0.61)

Comprehensive Income / (Loss):
Net loss	(4,470)	(16,253)	(40,057)	(10,637)
Gain on foreign currency translation	969	252	1,938	504
Comprehensive loss	$(3,501)	$(16,001)	$(38,119)	$(10,133)

The accompanying notes are an integral part of these financial statements.

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Cheshire Trafford U.K. Limited

Statement of Cash Flows

For the six months ended June 30, 2018 and June 30, 2017 (Unaudited)

	June 30, 2018	June 30, 2017

Cash flows from operating activities:
Net loss	$(40,057)	$(10,637)

Adjustments to reconcile net income (loss) to cash provided by operating activities:

Depreciation	90	241

Changes in operating assets and liabilities:

Accounts receivable - net	34,552	5,133
Prepaid expenses and other current assets	-	(305)
Accounts payable and accrued liabilities	(1,137)	2,247

Net cash used in operating activities	$(6,552)	$(3,321)

Cash flows from financing activities:

Due to related parties - affiliate	(25,656)	-
Repayment of director’s loan	-	(4,510)
Proceeds from director’s loans	32,699	-

Net cash provided by / (used in) financing activities	$7,043	$(4,510)

Effect of exchange rate changes on cash	$1,952	$357

Net increase / (decrease) in cash	$2,443	$(7,474)

Cash at Beginning of Year	$1,404	$18,864

Cash at End of Year	$3,847	$11,390

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Note 1 – Organization and Nature of Operations

Cheshire Trafford U.K. Limited (hereinafter referred to as “CT” or the Company), was incorporated under the laws of United Kingdom on January 26, 1976 as a limited liability company. CT is licensed and regulated by the Financial Conduct Authority (FCA), United Kingdom. The Company conducts business with customers primarily based in the United Kingdom.

The Company´s principal business is acting as broker for sale of Lump Sum or Single Premium Insurance Policies and/or the sale of Regular Premium Investment or Insurance Policies that are issued by third party insurance companies.

Note 2 – Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and disclosures necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The interim results for the period ended June 30, 2018 are not necessarily indicative of results for the full fiscal year. All amounts are stated in U.S. Dollars.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation, or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-confirming events. Accordingly, the actual results could differ from those estimates. Significant estimates in the accompanying unaudited financial statements relate to net book value and depreciation expense of fixed assets, the recognition and disclosure of contingent liabilities and the collectability of accounts receivable.

Risks and Uncertainties

The Company’s operations are subject to significant risk and uncertainties including financial, operational, competition and potential risk of business failure. These risks may include increased competition, reduction in market demographic, closing of available products, geo-political risks, regulatory changes, or inability to continue operations in a specific region.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes accounts receivable for commissions earned in connection with the services provided. The Company recognizes an allowance for doubtful accounts based on an analysis of current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At June 30, 2018 and December 31, 2017, the Company had no cash equivalents.

Fixed Assets

Fixed assets are stated at cost of acquisition less accumulated depreciation. Depreciation is determined by the straight-line depreciation method over the estimated useful lives of the assets. Cost of improvements that substantially extend the useful lives of assets are capitalized. Repairs and maintenance expenses are charged to expense when incurred. In case of sale or disposal of an asset, the cost and related accumulated depreciation are removed from the financial statements.

Useful lives of the fixed assets are as follows:

Fixtures and fittings	10 years
Computer equipment	3 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets, such as property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of by sale would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. There were no assets or liabilities held for sale at June 30, 2018 and December 31, 2017.

Functional and Foreign Currency

The accompanying unaudited financial statements are presented in United States dollars “$” and/or “USD”. The functional currency of the Company is the Great Britain Pound “£”and/or “GBP”. All foreign currency balances and transactions are translated into United States dollars “$” and/or “USD” as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of our stockholders’ deficit as “Accumulated other comprehensive income (loss)”. Gains and losses resulting from foreign currency transactions are included in the statement of operations.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various high quality financial institutions located outside of the United States and monitors the credit ratings of those institutions. The Company’s sales are primarily to customers located in the United Kingdom. The Company performs ongoing credit evaluations of its customers, and the risk with respect to trade receivables is further mitigated by the diversity of the customer base. Accounts receivable are due principally from the companies under stated contract terms.

Fair Value Measurements and Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability.

The estimated fair value of certain financial instruments, including cash, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Revenue Recognition

As of January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenue will be recognized.

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1. Identify the contract with the customer;

2. Identify the performance obligations in the contract;

3. Determine the transaction price;

4. Allocate the transaction price to separate performance obligations; and

5. Recognize revenue when (or as) each performance obligation is satisfied.

The Company normally generates revenue by earning initial and trail commissions on insurance policy sales and renewals, which are based on a percentage of the insurance products sold. The Company generates commissions by acting as a broker of third party key products such as life insurance, medical insurance, regular savings policies, investment management services and lump sum insurance policies.

Commission income is recognized on the transaction date when the Company satisfies a performance obligation by transferring services promised in a contract to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those services. A single contract could include one or multiple performance obligations. For those contracts that have multiple performance obligations, the Company allocates the total transaction price to each performance obligation based on its relative standalone selling price, which is determined based on the Company´s overall pricing objectives, taking into consideration market conditions and other factors.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

The payment terms and conditions in the Company´s customer contracts vary. Differences between the timing of billings and the recognition of revenue are recognized as either accrued accounts receivable, an asset or deferred revenues, a liability. Revenues recognized for services performed but not yet billed to clients are recorded as accrued accounts receivable. Client pre-payments and retainers are classified as deferred revenues and recognized over future periods as earned in accordance with the applicable engagement agreement.

All revenues are generated from clients whose operations are based outside of the United States. For the six months ended June 30, 2018 and 2017, the Company had the following concentrations of revenues:

	June 30, 2018	June 30, 2017

Adviser initial fee	34.70%	16.06%
Adviser ongoing fee	39.81%	32.34%
Renewal commissions	25.49%	27.94%
Trail commissions and other revenue	0%	23.66%
	100%	100%

At June 30, 2018 and December 31, 2017, the Company had the following concentrations of accounts receivables with various insurance companies:

Name	June 30, 2018	December 31, 2017

AJ Bell	5.64%	6.62%
Canada Life International	27.72%	11.09%
Old Mutual International	2.13%	14.04%
Old Mutual Wealth Life	40.10%	12.83%
Royal London	9.10%	23.19%
Fidelity International	1.53%	5.42%
Prudential Assurance	1.16%	4.31%
Others	12.62%	22.51%
	100%	100%

Earnings per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) by weighted average number of capital shares outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted average number of capital shares and capital share equivalents outstanding during the period such as warrants, options and convertible securities. As at June 30, 2018 and 2017, the Company had no capital share equivalents outstanding that would be dilutive.

Comprehensive Income / (Loss)

The Comprehensive Income Topic of the FASB Accounting Standards Codification establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income for each of the six months ended June 30, 2018, includes only foreign currency translation gains, and is presented in the Company’s statement of comprehensive income (loss).

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Changes in accumulated other comprehensive income (loss) by component during the six months ended June 30, 2018 were as follows:

Foreign Currency Translation gains (losses)

Balance, December 31, 2017	$(9,358)
Translation rate gain	1,938
Balance, June 30, 2018	$(7,420)

Recent Accounting Pronouncements

There are no new accounting pronouncements that we expect to have an impact on the Company’s unaudited financial statements other than discussed below:

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842)” (“ASU 2016-02”). The FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under ASU 2016-02, a lessee will recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-to-use asset representing its right to use the underlying asset for the lease term. The amendments of this ASU are effective for reporting periods beginning after December 15, 2018, with early adoption permitted. An entity will be required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Management currently does not plan to early adopt this guidance and is evaluating the potential impact of this guidance on the financial statements as well as transition methods.

Note 4 – Accounts Receivable - net

Following is a summary of accounts receivable as at June 30, 2018 and December 31, 2017;

	June 30, 2018	December 31, 2017
Accounts receivable – trade	$13,368	$51,118
Less: Allowance for doubtful accounts	-	(3,198)
	$13,368	$47,920

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Note 5 – Property and Equipment

The following table reflects net book value of property and equipment as of June 30, 2018:

	Furniture and fixtures	Computer equipment	Total
Cost
Balance as at December 31, 2017	$22,783	$16,578	$39,361
Translation rate differences	(500)	(364)	(864)
Balance as at June 30, 2018	$22,283	$16,214	$38,497

Accumulated depreciation
Balance as at December 31, 2017	$22,048	$16,578	$38,626
Depreciation charge for the period	90	-	90
Translation rate differences	(486)	(364)	(850)
Balance as at June 30, 2018	21,652	16,214	37,866
Net book value as at June 30, 2018	$631	$-	631

The following table reflects net book value of property and equipment as of December 31, 2017:

	Furniture and fixtures	Computer equipment	Total
Cost
Balance as at December 31, 2016	$20,808	$15,140	$35,948
Translation rate differences	1,975	1,438	3,413
Balance as at December 31, 2017	$22,783	$16,578	$39,361

Accumulated depreciation
Balance as at December 31, 2016	$19,827	$15,131	$34,958
Depreciation charge for the year	324	9	333
Translation rate differences	1,897	1,438	3,335
Balance as at December 31, 2017	22,048	16,578	38,626
Net book value as at December 31, 2017	$735	$-	735

Note 6 - Accounts Payable and Accrued Liabilities

The following is a summary of accounts payable and accrued liabilities as at June 30, 2018 and December 31, 2017;

	June 30, 2018	December 31, 2017
Payroll tax withholding payable	$1,943	$2,944
Pension payable	407	505
Accrued expenses	1,689	1,727
	$4,039	$5,176

Note 7 – Due to Related Parties

From time to time, the Company receives advances from related parties such as principal officers and directors, shareholders or affiliated companies in the normal course of business. Loans and advances received from related parties are unsecured and non-interest bearing. Balances outstanding to these persons for less than 12 months are presented under current liabilities in the accompanying unaudited financial statements. As of June 30, 2018 and December 31, 2017, the Company owed $0 and $25,656, respectively to its affiliate and $66,456 and $33,757, respectively to its director on short-term basis.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Note 8 - Stockholders’ Equity

Ordinary Shares

At June 30, 2018 and December 31, 2017, the Company had 17,561 authorized, issued and outstanding ordinary shares having a par value of £1 or $1.6259 per share.

During the six months ended June 30, 2018, the Company had not issued any new ordinary shares.

Note 9 – Cost of Revenue

The following is a summary of cost of revenue for the six months ended June 30, 2018 and 2017;

	June 30, 2018	June 30, 2017
Commissions paid	$9,075	$23,551
Consulting services	-	13,489
	$9,075	$37,040

Note 10 - General and Administrative Expenses

The following is a summary of general and administrative expenses for the six months ended June 30, 2018 and 2017;

	June 30, 2018	June 30, 2017
Rent	$18,497	$16,912
Rates and water	99	122
Insurance	4,334	4,825
Light and heat	2,909	3,692
Staff recruitment	-	747
Telephone	2,130	1,125
Post and stationery	565	1,035
Travelling	287	970
Auto expenses	-	1,290
Regulatory fees and subscriptions	3,914	261
Computer expenses	3,966	6,591
Repairs and renewals	1,198	1,236
Subscriptions	4,146	1,792
Miscellaneous expenses	1,999	763
Total	$44,044	$41,361

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

June 30, 2018

(Unaudited)

Note 11 – Salaries and Benefits

The following is a summary of salaries and benefits for the six months ended June 30, 2018 and 2017;

	June 30, 2018	June 30, 2017
Staff salaries & allowances	$60,692	$31,268
Social security	5,724	2,619
Pension	1,273	2,695
	$67,689	$36,582

Note 12 – Professional Services

The following is a summary of professional services expenses for the six months ended June 30, 2018 and 2017;

	June 30, 2018	June 30, 2017
Accounting fees	$2,439	$2,028
Bank charges	288	231
Legal fee	4,954	1,510
	$7,681	$3,769

Note 13 – Related Party Transactions

At June 30, 2018 and December 31, 2017, there were advances due to related parties. (See Note 7)

Note 14 - Commitments and Contingencies

Contingencies

The Company consults with legal counsel on matters related to litigation and other experts both within and outside the Company with respect to matters in the ordinary course of business. The Company does not have any contingent liabilities in respect of legal claims arising in the ordinary course of business as at June 30, 2018 and December 31, 2017.

Commitments

The following is a list of the Company’s commitments that are incurred each year:

●	Office rental agreement of $3,025 per month, on a month-to-month basis.

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